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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made as of the 10th day of March, 2000 between 800America.com, Inc. ("800America") and Jane Elizabeth Rothman ("Rothman") and is effective March 15, 2000.

         Whereas 800America has recently acquired Rothman Closeouts.com, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger; and

         Whereas 800America now desires to employee Rothman for the purpose of managing the prior business of Rothman Closeouts.com, Inc. as a separate division of 800America;

         Now Therefore in consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

                                Employment: Term

         Beginning March 10, 2000, 800America agrees to employ Rothman as its Vice-President / Rothman Closeouts.com and Rothman accepts such employment for the period commencing March 15, ("Commencement Date") and ending three years thereafter ("Ending Date") subject to the Termination provisions of this Agreement. As used in this Agreement, "Employment Term" means the entire period of Rothman's employment by the Company pursuant to this Agreement.

                                     Duties

         Rothman shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of Vice President/Rothman Closeouts.com, including negotiation, execution and oversight of the permance of Rothman Closeouts.com's contracts; management of its personnel, management of Rothman Closeouts.com's operations; and other similar executive functions. Rothman will also have special responsibilities for the transition of operations into 800America. All of the services, acts or other things necessary to fulfill the duties of Rothman under this Agreement will be subject to (a) such policies as may be adopted from time to time by the Board of Directors of 800America and (b) the directives of the President of 800America.

                              Performance of Duties

         Rothman agrees that to the best of her ability and experience she will at all times loyally and conscientiously perform all the duties and obligations required of her, whether express or implied by the terms of this Agreement, in all instances to further the best interests of 800America.
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                              Conflicts of Interest

         During the Employment Term, Rothman on a full-time basis shall devote her attention to the business of Rothman Closeouts.com and shall not directly or indirectly engage in or have a financial interest in any other business similar to the business conducted by Rothman Closeouts.com as of the date of this Agreement, any business Rothman closeouts.com conducts in the future, or any business which the Company as of the date of this Agreement or in the future has an equity interest, except as may be disclosed to and expressly approved by the Board of Directors of 800America.

                                  Compensation

         The initial salary to be paid to Rothman shall be $40,000 per annum payable in twice monthly installments. Provided, however, that 800America hereby agrees to review in good faith the salary level of Rothman every six months during the term of this Agreement and reassess such salary level based upon the economic and business performance of Rothman Closeouts.com. at the time of each review.

         As an inducement for Rothman to enter into this Agreement, 800America hereby agrees to pay to Rothman a bonus in the amount of $50,000, payable upon execution of this Agreement and the filing of Articles of Merger with the Secretary of State of Nevada.

                               Additional Benefits

         Rothman shall be entitled to receive any and all fringe benefits on substantially the same terms as are provided to the rest of the executive staff of 800America including, to the extent 800America provides such benefits, life and health insurance, vacation pay .and retirement and/or profit sharing benefits. Rothman shall also be entitled to reimbursement of reasonable expenses incurred in the performance of her duties including travel, entertainment and miscellaneous expenses, provided that such expenses have been incurred by Rothman in connection with the furtherance of Rothman Closeouts.com business. Expense reports and records as required by federal and state tax authorities (in a form satisfactory to 800America) must be submitted for approval prior to reimbursement.

                                   Termination

         800America may terminate the employment of Rothman at any time with or without cause. In the event 800America terminates Rothman without cause, Rothman shall be paid the remaining balance of any salary due and owing up to the Ending Date. Rothman shall be deemed to have been terminated with cause if Rothman has:


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breached any of the terms or conditions of this Agreement;

been grossly negligent in the conduct of her duties with 800America;

committed an act with the intent of defrauding 800America;

         engaging in behavior in violation of 800America's policies, written or unwritten, regarding discrimination on the basis of race, sex, religion, disability or ethnicity;

         wrongful disclosure of confidential information;

         engaged in a conflict of interest (other than investments in publicly traded companies);

         engaged in willful misconduct in the performance of her duties with 800America; or

         committed any act which upon conviction would constitute a felony.

                                  Miscellaneous

         This Agreement shall be governed by the laws of the State of Tennessee. No failure by either party to insist upon another party's strict adherence to any provision of this Agreement shall constitute a waiver of that provision or any right or remedy under this Agreement on that or any other occasion. This Agreement may be amended, and any right or remedy under this Agreement may be waived, only in a writing signed by a party charged with such amendment or waiver. No waiver on one occasion shall extend to any other occasion. If any provision of this Agreement is held to be unenforceable for any reason, the balance of this Agreement shall continue in full force and effect and be interpreted and enforced in such manner as may be necessary to give effect as fully as may be to the purpose and intent of the unenforceable provision. This Agreement is for the personal services of Rothman and may not be assigned by her to any other person.

                             Covenant Not to Compete

         For a period of three years from the date of this Agreement, Rothman agrees that she shall not, within the United States or Canada, directly or indirectly, acting alone or in conjunction with others: (a) engage as a director, officer, employee, partner, or in any other capacity in any business in competition with the business conducted by Rothman Closeouts.com; (b) request any customer of Rothman closeouts.com to curtail or cancel their business with Rothman closeouts.com; or (c) disclose to any person, firm or corporation any trade, technical, or technological secrets, any confidential details of organization or business affairs, or any other confidential information related to the business of Rothman Closeouts.com.

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                                     Notices

         Any notice which may be given under this Agreement shall be given in writing and delivered personally, telefaxed to the following number or sent by first class mail, postage prepaid to the following address:

         If to Rothman:                      P.O. Box 8054
                                             Foster City, CA 94404
                                             Telefax: (650) 697-3990

         If to 800America                    1929 So. 21 Avenue
                                             Nashville, TN 37212
                                             Telefax: (615)773-7171

         The parties have executed this Agreement as of the day and year first above written.

                                             800Amernica.com, Inc., a
                                             Nevada corporation

                                             By: /s/ Elie Rabi
                                                 -------------------------
                                                     Elie Rabi
                                                     President


                                                 /s/ Jane Elizabeth Rothman
                                                 ---------------------------
                                                     Jane Elizabeth Rothman

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